Exhibit 5.1

Stradley Ronon Stevens & Young, LLP Suite 2600 2005 Market Street Philadelphia, PA 19103-7018 Telephone 215.564.8000 Fax 215.564.8120 www.stradley.com

February 8, 2013

Customers Bancorp, Inc.
1015 Penn Avenue
Suite 103
Wyomissing PA 19610

Re:           Registration Statement on Form S-8 of Customers Bancorp, Inc.

Ladies and Gentlemen:

We have acted as counsel to and for Customers Bancorp, Inc., a Pennsylvania corporation (the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-8 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Act”), 6,333,000 shares (the “Shares”) of the Company’s voting common stock, par value $1.00 per share.  The Shares are issuable under the Amended and Restated Customers Bancorp, Inc. 2004 Incentive Equity and Deferred Compensation Plan (the “2004 Plan”), the Customers Bancorp, Inc. 2010 Stock Option Plan (the “2010 Plan”) and the Customers Bancorp, Inc. Bonus Recognition and Retention Program (the “BRRP” and together with the 2004 Plan and the 2010 Plan, the “Plans”).  Each award made under the Plans will also be subject to the terms and conditions contained in an underlying award agreement (“Award Agreement”).

In our capacity as counsel, we have been requested to render the opinion set forth in this letter and, in connection therewith, we have reviewed the following documents:  (i) the Registration Statement, (ii) the Plans, (iii) the Company’s Amended and Restated Articles of Incorporation, as amended, included as Exhibit 3.1 to the Company’s Form 8-K filed with the Commission on April 30, 2012, as amended by the Amendment included as Exhibit 3.1 to the Company’s Form 8-K filed with the Commission on July 2, 2012, (iv) the Company’s Amended and Restated Bylaws, included as Exhibit 3.2 to the Company’s Form 8-K filed with the Commission on April 30, 2012, (v) a certificate of the Secretary of the Company dated as of the date hereof, and (vi) such other records, documents and statutes as we have deemed necessary for purposes of this opinion letter.

In rendering this opinion, we have assumed and relied upon, without independent investigation, (i) the authenticity, completeness, truth and due authorization and execution of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents submitted to us as originals, and (iii) the conformity to the originals of all documents submitted to us as certified, electronic or photostatic copies.

The law covered by the opinion expressed herein is limited to the federal statutes, judicial decisions and rules and regulations of the governmental agencies of the United States of America and the statutes, judicial and administrative decisions and rules and regulations of the governmental agencies of the Commonwealth of Pennsylvania.  We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale thereof, or the application of securities or “blue sky” laws of any jurisdiction (except federal securities laws).

Philadelphia, PA ● Malvern, PA ● Harrisburg, PA ● Wilmington, DE ● Cherry Hill, NJ ● Washington, DC

A Pennsylvania Limited Liability Partnership

Customers Bancorp, Inc.
February 8, 2013

This opinion letter is given only with respect to laws and regulations presently in effect.  We assume no obligation to advise you of any changes in law or regulation which may hereafter occur, whether the same are retroactively or prospectively applied, or to update or supplement this letter in any fashion to reflect any facts or circumstances which hereafter come to our attention.

Based upon, and subject to, the foregoing, we are of the opinion that the Shares, when issued pursuant to and in accordance with the relevant Plan and the underlying Award Agreement (including receipt of the requisite consideration), will be validly issued, fully paid and nonassessable.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and we further consent to any reference to our firm in the Registration Statement as legal counsel who have passed upon the legality of the securities offered thereby.  In giving such consent, we do not hereby admit that we are “experts” within the meaning of the Act or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ Stradley Ronon Stevens & Young, LLP